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                                                                    EXHIBIT 28.1

                        FORM OF AUCTION AGENT AGREEMENTS
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                             AUCTION AGENT AGREEMENT

                                     between

                     SMITHKLINE BEECHAM HOLDINGS CORPORATION

                                       and

                                 CITIBANK, N.A.

                        Dated as of ______________, 1996

                                   Relating to

                   FLEXIBLE AUCTION MARKET PREFERRED STOCK(R)

                                   ("AMPS"(R))

                                Series A, B and C

                                       of

                     SMITHKLINE BEECHAM HOLDINGS CORPORATION


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(R) Registered trademark of Merrill Lynch & Co., Inc.
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                                TABLE OF CONTENTS

I.       DEFINITIONS AND RULES OF CONSTRUCTION

         1.1.     Terms Defined by Reference to
                  Certificate of Designations...............................  1
         1.2.     Terms Defined Herein......................................  2
         1.3.     Rules of Construction.....................................  2

II.      THE AUCTION

         2.1.     Purpose; Incorporation by Reference of Auction
                  Procedures and Settlement Procedures......................  3
         2.2.     Preparation for Each Auction; Maintenance
                  of Registry of Beneficial Owners..........................  3
         2.3.     Auction Schedule..........................................  7
         2.4.     Notice of Auction Results.................................  8
         2.5.     Broker-Dealers............................................  8
         2.6.     Ownership of Shares of AMPS and Submission of Bids
                  by the Company and its Affiliates.........................  9
         2.7.     Access to and Maintenance of Auction Records..............  9

III.     THE AUCTION AGENT AS PAYING AGENT

         3.1.     The Paying Agent.......................................... 10
         3.2.     The Company's Notices to the Paying Agent................. 10
         3.3.     The Company to Provide Funds for Dividends and
                  Redemptions............................................... 10
         3.4.     Disbursing Dividends and Redemption Price................. 11

IV.      THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR

         4.1.     Original Issue of Stock Certificates...................... 11
         4.2.     Registration of Transfer or Exchange of Shares............ 12
         4.3.     Removal of Legend......................................... 12
         4.4.     Lost, Stolen or Destroyed Stock Certificates.............. 12
         4.5.     Disposition of Canceled Certificates;
                  Record Retention.......................................... 13
         4.6.     Stock Register............................................ 13
         4.7.     Return of Funds........................................... 13

V.       REPRESENTATIONS AND WARRANTIES

         5.1.     Representations and Warranties of the Company............. 14
         5.2.     Representations and Warranties of Citibank N.A............ 15

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
VI.      THE AUCTION AGENT

         6.1.     Duties and Responsibilities............................... 15
         6.2.     Rights of the Auction Agent............................... 15
         6.3.     Auction Agent's Disclaimer................................ 16
         6.4.     Compensation, Expenses and Indemnification................ 16

VII.     MISCELLANEOUS

         7.1.     Term of Agreement......................................... 17
         7.2.     Communications............................................ 17
         7.3.     Entire Agreement.......................................... 18
         7.4.     Benefits.................................................. 18
         7.5.     Amendment; Waiver......................................... 18
         7.6.     Successors and Assigns.................................... 19
         7.7.     Severability.............................................. 19
         7.8.     Execution in Counterparts................................. 19
         7.9.     Governing Law............................................. 19

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         THIS AUCTION AGENT AGREEMENT, dated as of _____________, 1996, is between SMITHKLINE BEECHAM HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and CITIBANK N.A., a national banking association.

         The Company proposes to duly authorize and issue up to ______ Shares in nine Series designated Flexible Auction Market Preferred Stock(R) ("AMPS"), Series A-2 and Series A-3 (collectively, "Series A AMPS"); AMPS Series B-1, Series B-2 and Series B-3 (collectively, "Series B AMPS"), and AMPS Series C-1, Series C-2 and Series C-3 (collectively, "Series C-3 AMPS") (all with no par value and a liquidation preference of $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared)), pursuant to the Company's Certificate of Designations (as defined below). The Series A AMPS, Series B AMPS and Series C AMPS are sometimes referred to together herein as Shares. A separate Auction (as defined below) will be conducted for each Series of Shares. The Company desires that Citibank N.A. perform certain duties as agent in connection with each Auction of Shares (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend disbursing agent and redemption agent with respect to the Shares (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Company hereby appoints Citibank N.A. as said Auction Agent and Paying Agent in accordance with those terms and conditions (hereinafter generally referred to as the "Auction Agent", except in Sections 3 and 4 below).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Citibank N.A. agree as follows:

I.       DEFINITIONS AND RULES OF CONSTRUCTION.

         1.1. Terms Defined by Reference to Certificate of Designations.

         Capitalized terms not defined herein shall have their respective meanings specified in the Certificate of Designations, including, without limitation, Paragraph 1 and Paragraph 7 thereof, unless the context otherwise requires.


- ----------------------
(R) Registered trademark of Merrill Lynch & Co., Inc.

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         1.2. Terms Defined Herein.

         As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

              (a) "Agent Member" of any Person shall mean such Person's agent member of the Securities Depository that will act on behalf of a Bidder.

              (b) "Auction" shall have the meaning specified in Section 2.1 hereof.

              (c) "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, Trust Officer, and Assistant Secretary and Assistant Treasurer of the Auction Agent assigned to its [Corporate Trust and Agency Group] and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Company.

              (d) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

              (e) "Certificate of Designations" shall mean the Certificate of Designations of the Company, establishing the powers, preferences and rights of the Shares, filed on _________, 1996 with the Secretary of State of the State of Delaware.

              (f) "Company Officer" shall mean the Chairman and Chief Executive Officer, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Company and every other officer or employee of the Company designated as a "Company Officer" for purposes hereof in a notice from the Company to the Auction Agent.

              (g) "Holder" shall be a holder of record of one or more Shares, listed as such in the stock register maintained by the Paying Agent pursuant to Section 4.6 hereof.

              (h) "Settlement Procedures" shall mean the Settlement Procedures attached as Exhibit A to the Broker-Dealer Agreement.

         1.3. Rules of Construction.

         Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

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              (a) Words importing the singular number shall include the plural number and vice versa.

              (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

              (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

              (d) All references herein to a particular time of day shall be to New York City time.

II.      THE AUCTION.

         2.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

              (a) The Certificate of Designations provides that the Applicable Rate on Shares of each Series of Shares, as the case may be, for each Dividend Period therefor after the Initial Dividend Period shall be the rate per annum that the Auction Agent advises results from implementation of the Auction Procedures. The Board of Directors of the Company has adopted a resolution appointing Citibank N.A. as Auction Agent for purposes of the Auction Procedures. Citibank N.A. hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for the Shares for each Subsequent Dividend Period therefor. Each periodic operation of the procedures set forth in this Section 2 and the Auction Procedures is hereinafter referred to as an "Auction."

              (b) All of the provisions contained in the Auction Procedures and in the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were set forth fully herein.

         2.2. Preparation for Each Auction; Maintenance of Registry of Beneficial Owners.

              (a) Pursuant to Section 2.5 hereof, the Company shall not designate any Person to act as a Broker-Dealer without prior written approval of the Auction Agent (which approval shall not be withheld unreasonably). As of the date hereof, the Company shall provide the Auction Agent with a list of the Broker-Dealers previously approved by the Auction Agent and shall cause to be delivered to the Auction Agent for execution

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         by the Auction Agent a Broker-Dealer Agreement signed by each such
         Broker-Dealer. The Auction Agent shall keep such list current and accurate and shall indicate thereon, or on a separate list, the identity of each Existing Holder, if any, whose most recent Order was submitted by a Broker-Dealer on such list and resulted in such Existing Holder continuing to hold or purchasing Shares. Not later than five Business Days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Company shall notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, the Company shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

              (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent shall have given the notice referred to in clause (vii) of Paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

              (c) The provisions contained in Paragraph 2 of the Certificate of Designations concerning Special Dividend Periods and the notification of a Special Dividend Period will be followed by the Company and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

              (d)(i) On each Auction Date, the Auction Agent shall determine the Reference Rate and the Maximum Dividend Rate. If the Reference Rate is not quoted on an interest basis but is quoted on a discount basis, the Auction Agent shall convert the quoted rate to an Interest Equivalent, as set forth in Paragraph 1 of the Certificate of Designations; or, if the rate obtained by the Auction Agent is not quoted on an interest or discount basis, the Auction Agent shall convert the quoted rate to an interest rate after consultation with the Company as to the method of such conversion. Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall notify the Company and the Broker-Dealers of the Reference Rate so determined and of the Maximum Dividend Rate.

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                 (ii)  If the Reference Rate is the applicable "AA" Composite
         Commercial Paper Rate and such rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of the applicable "AA" Composite Commercial Paper Rate, the Auction Agent immediately shall notify the Company so that the Company can determine whether to select a Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Company promptly shall advise the Auction Agent of any such selection. If the Company does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, then the rates shall be supplied by the remaining Commercial Paper Dealer or Commercial Paper Dealers.

                 (iii) If, after the date of this Agreement, there is any change in the prevailing rating of the Shares by either Moody's or S&P (or the Substitute Rating Agency or Substitute Rating Agencies), thereby resulting in any change in the corresponding applicable percentage for the Shares, the Company shall notify the Auction Agent in writing of such change in the applicable percentage prior to 9:00 A.M. on the Auction Date for Shares next succeeding such change. The Company shall inform the Auction Agent of the applicable percentage for the Shares on the date of this Agreement. The Auction Agent shall be entitled to rely on the last applicable percentage of which it has received notice from the Company in determining the Maximum Dividend Rate as set forth in
         Section 2.2(d)(i) hereof.

              (e)(i) The Auction Agent shall maintain a current registry of the Existing Holders of the Shares of each Series of Shares for purposes of each Auction. The Company shall use its best efforts to provide or cause to be provided to the Auction Agent within ten Business Days following the closing of the initial offering of Shares of any Series a list of the initial Existing Holders of such Series of Shares, and the Broker-Dealer of each such Existing Holder through which such Existing Holders purchased such Shares. The Auction Agent may rely upon, as evidence of the identities of the Existing Holders, such list, the results of each Auction and notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Beneficial Owner with respect to such Existing Holder's transfer of any Shares to another Person.

                 (ii) In the event of any partial Optional Redemption of any Series of Shares, upon notice by the Company to the Auction Agent of such partial Optional Redemption, the Auction Agent promptly shall request the Securities Depository to

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         notify the Auction Agent of the identities of the Agent Members (and the respective numbers of Shares) from the accounts of which Shares have been called for redemption and the person or department at such Agent Member to contact regarding such redemption, and at least two Business Days prior to the Auction Date preceding such Optional Redemption Date, the Auction Agent shall request each Agent Member so identified to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose Shares are to be redeemed) the number of Shares of such Series of Shares of each such Existing Holder, if any, to be redeemed by the Company, provided that the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it is to request such information. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Beneficial Owner as having beneficial ownership of the number of Shares of the Series of Shares shown in the Auction Agent's registry of Existing Holders.

                 (iii) The Auction Agent shall register a transfer of the beneficial ownership of Shares if (A) such transfer is made pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified of such transfer in writing in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreements, by such Existing Holder or by the Broker-Dealer or Agent Member of such Existing Holder. The Auction Agent is not required to accept any notice of transfer, for transfers made either pursuant to clause (A) or clause (B) above, delivered prior to an Auction with respect thereto unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding such Auction Date. The Auction Agent shall rescind a transfer made on the registry of the Existing Holders of any Shares if the Auction Agent has been notified in writing, in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreement, by the Agent Member or the Broker-Dealer of any Person that (i) purchased any Shares that the seller failed to deliver such Shares or (ii) sold any Shares that the purchaser failed to make payment to such Person upon delivery to the purchaser of such Shares, provided that the Auction Agent is not required to accept any such notice delivered prior to an Auction with respect thereto unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding such Auction Date.

              (f) The Auction Agent may request that the Broker Dealers, as set forth in Section 3.2(c) of the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are beneficial owners of Shares. The Auction Agent shall keep

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         confidential any such information and shall not disclose any such information so provided to any Person other than the relevant Broker-Dealer and the Company, provided that the Auction Agent reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful.

         2.3. Auction Schedule.

         The Auction Agent shall conduct Auctions on each Auction Date in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Company, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

                  Time                                            Event

         By 9:30 A.M.                   Auction Agent advises the Companyand the
                                        Broker-Dealers of the Reference Rate and the Maximum Dividend Rate as set forth in Section 2.2(d)(i) hereof.

         9:30 A.M. - 1:00 P.M.          Auction Agent assembles information
                                        communicated to it by Broker- Dealers as provided in Paragraph 7(c)(i) of the Certificate of Designations. Submission
                                        Deadline is 1:00 P.M.

         Not earlier than               Auction Agent makes determinations
         1:00 P.M.                      pursuant to Paragraph 7(d)(i) of the
                                        Certificate of Designations.

         By approximately               Auction Agent advises the Company of the
         3:00 P.M.                      results of the Auction as provided in
                                        Paragraph 7(d)(ii) of the Certificate of Designations.

                                        Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and Shares allocated as provided in Paragraph 7(e) of the Certificate of Designations.

                                        Auction Agent gives notice of the
                                        Auction results as set forth in Section
                                        2.4 hereof.

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         2.4. Notice of Auction Results.

         On each Auction Date, the Auction Agent shall notify each Broker-Dealer of the results of the Auction held on such date by telephone or through the Auction Agent's Auction Processing System as set forth in Paragraph (a) of the Settlement Procedures.

         2.5. Broker-Dealers.

              (a) Not later than 12:00 noon on each Auction Date, the Company shall pay to the Auction Agent in Federal Funds or similar same-day funds an amount in cash equal to (i) in the case of any Auction Date immediately preceding a Regular Dividend Period, the product of (A) a fraction the numerator of which is the number of days in such Regular Dividend Period (calculated by counting the first day of such Regular Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (B) [1/4 of 1%], times (C) $100,000 times (D) the sum of the aggregate number of Outstanding Shares for which the Auction is conducted and (ii) in the case of any Special Dividend Period, the amount determined by mutual consent of the Company and the Broker-Dealers pursuant to Section 3.5 of the Broker-Dealer Agreements. The Auction Agent shall apply such moneys as set forth in Section 3.5 of the Broker-Dealer Agreements and shall thereafter remit to the Company any remaining funds paid to the Auction Agent pursuant to this
         Section 2.5(a).

              (b) The Company shall not designate any Person to act as a Broker-Dealer, or permit an Existing Holders or a Potential Holder to participate in Auctions through any Person other than a Broker-Dealer, without the prior written approval of the Auction Agent, which approval shall not be withheld unreasonably. The Company may designate Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. to act as Broker-Dealers.

              (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Company.

              (d) Subject to Section 2.5(b) hereof, the Auction Agent from time to time shall enter into such Broker-Dealer Agreements as the Company shall request.

              (e) The Auction Agent shall maintain a list of Broker-Dealers.

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         2.6. Ownership of Shares and Submission of Bids by the Company and its
              Affiliates.

         Neither the Company nor any Affiliate may submit any Sell Order or Bid, directly or indirectly, in any Auction. The Company shall notify the Auction Agent if the Company or, to the best of the Company's knowledge, any Affiliate becomes a Beneficial Owner of any Shares. Any Shares redeemed, purchased or otherwise acquired (i) by the Company shall not be reissued, except in accordance with the requirements of the Securities Act or (ii) by its Affiliates shall not be transferred (other than to the Company). The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

         2.7. Access to and Maintenance of Auction Records.

         The Auction Agent shall afford to the Company, its agents, independent public accountants and counsel, access at reasonable times during normal business hours to review and make extracts or copies (at the Company's sole cost and expense) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant or counsel shall furnish the Auction Agent with a letter from the Company requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of two years after such Auction (unless requested by the Company to maintain such records for such longer period not in excess of four years, then for such longer period), and such records, in reasonable detail, shall accurately and fairly reflect the actions taken by the Auction Agent hereunder. The Company agrees to keep confidential any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction, and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.7, provided that the Company reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or
(ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to the Company. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, provided that such agent, accountant or counsel may reserve the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to such agent, accountant or counsel.

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III.     THE AUCTION AGENT AS PAYING AGENT.

         3.1. The Paying Agent.

         The Board of Directors of the Company has adopted a resolution appointing Citibank N.A. as transfer agent, registrar, dividend disbursing agent and redemption agent for the Company in connection with any Shares (in such capacity, the "Paying Agent"). Citibank N.A. hereby accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Certificate of Designations which are specified herein with respect to the Shares and as set forth in this Article III.

         3.2. The Company's Notices to the Paying Agent.

         Whenever any Shares are to be redeemed pursuant to a Mandatory Redemption or an Optional Redemption, as the case may be, the Company promptly shall deliver to the Paying Agent a Notice of Redemption, which will be mailed by the Company to each Holder at least five Business Days prior to the date such Notice of Redemption is required to be mailed pursuant to the Certificate of Designations. The Paying Agent shall have no responsibility to confirm or verify the accuracy of any such Notice of Redemption.

         3.3. The Company to Provide Funds for Dividends and Redemptions.

              (a) Not later than noon on [the Business Day immediately prior to] each Dividend Payment Date, the Company shall deposit with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds equal o the declared dividends to be paid to Holders on such Dividend Payment Date, and shall give the Paying Agent irrevocable instructions to apply such funds to the payment of such dividends on such Dividend Payment Date.

              (b) If the Company shall give a Notice of Redemption, then by noon of [the Business Day immediately prior to the Mandatory Redemption Date or the Optional Redemption Date, as the case may be,] the Company shall deposit in trust with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds sufficient to redeem such Shares called for redemption and shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of Shares called for redemption upon surrender of the certificate or certificates therefor, if any.

              (c) If the Company should deposit funds with the Auction Agent for the purposes set forth in (a) or (b) of this Section 3.3 on the Business Day immediately preceding the applicable Dividend Payment Date or date fixed for redemption, and such funds are immediately available funds, the Company may direct

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         the Auction Agent to invest the funds so deposited, and if so directed, such directions shall be given prior to such deposit, in short-term money market instruments specified in writing by the Company which mature on or before the opening of business on such Dividend Payment Date or day fixed for redemption, as the case may be, provided that the proceeds of such overnight investments will be available at the opening of business on the Dividend Payment Date or date fixed for redemption, as the case may be. The investments made pursuant to the foregoing sentence are solely for the accoun and at the risk of the Company, and the Auction Agent shall not be liable or responsible for any loss, in whole or in part, resulting from such investments. Upon the request of the Company, the Auction Agent shall transmit any interest received on such investments to the Company that is not applied on a Dividend Payment Date or a date fixed for redemption.

         3.4. Disbursing Dividends and Redemption Price.

         After receipt of the Federal Funds or similar same-day funds and instructions from the Company described in Sections 3.3(a) and (b) above, the Paying Agent shall pay to the Holders (or former Holders) entitled thereto (i) on each corresponding Dividend Payment Date, dividends on the Shares and (ii) on any date fixed for redemption, the redemption price of any Shares called for redemption. The amount of dividends for any Dividend Period to be paid by the Paying Agent to Holders will be determined by the Company as set forth in Paragraph 2 of the Certificate of Designations. The redemption price to be paid by the Paying Agent to the Holders of any Shares called for redemption will be determined as set forth in Paragraph 4 of the Certificate of Designations. The Company shall notify the Paying Agent in writing of a decision to redeem any Shares on or prior to the date specified in Section 3.2 above, and such notice by the Company to the Paying Agent shall contain the information required to be stated in a Notice of Redemption required to be mailed by the Company to such Holders. The Paying Agent shall have no duty to determine the redemption price and may rely on the amount thereof set forth in a Notice of Redemption.

IV.      THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR.

         4.1. Original Issue of Stock Certificates.

         On the Date of Original Issue for any share of Shares, one or more certificates for each Series of Shares shall be issued by the Company and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent. The Company will give the Auction Agent prior written notice and instruction as to the issuance and redemption of Shares.

         4.2. Registration of Transfer or Exchange of Shares.

         Except as provided in this Section 4.2, the Shares shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Company shall not have selected a substitute Securities Depository acceptable to the Paying Agent prior to such resignation, then upon such resignation, the Shares of each Series of Shares, at the Company's request, may be registered for transfer or exchange, and new certificates thereupon shall be issued in the name of the designated transferee or transferees, upon surrender of the old certificate in form deemed by the Paying Agent properly endorsed for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form as the Paying Agent may require by a guarantor reasonably believed by the Paying Agent to be responsible, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes in connection with any registration of transfer or exchange or funds necessary for the payment of such taxes. If the certificate or certificates for Shares are not held by the Securities Depository or its nominee, payments upon transfer of Shares in an Auction shall be made in Federal Funds or similar same-day funds to the Auction Agent against delivery of certificates therefor.

         4.3. Removal of Legend.

         Any request for removal of a legend indicating a restriction on transfer from a certificate evidencing Shares shall be accompanied by an opinion of counsel stating that such legend may be removed and such Shares may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from a Company Officer authorizing the Paying Agent to remove the legend on the basis of said opinion.

         4.4. Lost, Stolen or Destroyed Stock Certificates.

         The Paying Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Company and by the Paying Agent, subject at all times to provisions of law, the By-Laws of the Company governing such matters and resolutions adopted by the Company with respect to lost, stolen or destroyed securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Company to the Paying Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Company to the Paying Agent that such issuance will comply with provisions of applicable law and the By-Laws and resolutions of the Company.

         4.5. Disposition of Canceled Certificates; Record Retention.

         The Paying Agent shall retain stock certificates which have been canceled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Commission for two calendar years from the date of such cancellation. The Paying Agent, upon written request by the Company, shall afford to the Company, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Company's sole cost and expense) of such certificates and accompanying documentation. Upon request by the Company at any time after the expiration of this two-year period, the Paying Agent shall deliver to the Company the canceled certificates and accompanying documentation. The Company, at its expense, shall retain such records for a minimum additional period of four calendar years from the date of delivery of the records to the Company and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the Commission. The Company also shall undertake to furnish to the Commission, upon demand, either at their principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter, such records shall not be destroyed by the Company without the approval of the Paying Agent, which approval shall not be withheld unreasonably, but will be safely stored for possible future reference.

         4.6. Stock Register.

         The Paying Agent shall maintain the stock register, which shall contain a list of the Holders, the number of Shares held by each Holder and the address of each Holder. The Paying Agent shall record in the stock register any change of address of a Holder upon notice by such Holder. In case of any written request or demand for the inspection of the stock register or any other books of the Company in the possession of the Paying Agent, the Paying Agent will notify the Company and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the stock register or other records to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Company shall have offered indemnification satisfactory to the Paying Agent.

         4.7. Return of Funds.

         Any funds deposited with the Paying Agent by the Company for any reason under this Agreement, including for the payment of dividends or the redemption of Shares of any Series of Shares, that remain with the Paying Agent after 12 months shall be repaid to the Company upon written request by the Company.

V.       REPRESENTATIONS AND WARRANTIES.

         5.1. Representations and Warranties of the Company.

         The Company represents and warrants to the Auction Agent that:

              (i) the Company is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has full power to execute and deliver this Agreement and to authorize, create and issue the Shares;

              (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to such enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

              (iii) the forms of the certificates evidencing the Shares of each Series of Shares comply with all applicable laws of the State of Delaware;

              (iv) the Shares of each Series of Shares have been duly and validly authorized by the Company and, upon completion of the initial sale of the Shares of such Series of Shares and receipt of payment therefor, will be validly issued, fully paid and nonassessable;

              (v) at the time of the offering of the Shares of each Series of Shares, the Shares offered will be registered under the Securities Act, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or will be required in connection with the issuance of the Shares, except such action as required by applicable state securities or insurance laws, all of which action will have been taken;

              (vi) the execution and delivery of this Agreement and the issuance and delivery of the Shares of each Series of Shares do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Charter or the By-Laws of the

         Company, any law or regulation applicable to the Company, any order or decree of any court or public authority having jurisdiction over the Company, or any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound; and

              (vii) no taxes are payable upon or in respect of the execution of this Agreement or will be payable upon or in respect of the issuance of the Shares of each Series of Shares.

         5.2. Representations and Warranties of Citibank N.A.

         Citibank N.A. represents and warrants to the Company that the Citibank N.A. is duly organized and is validly existing as a national banking association in good standing under the laws of the United States, and has the corporate power to enter into and perform its obligations under this Agreement.

VI.      THE AUCTION AGENT.

         6.1. Duties and Responsibilities.

              (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any Person except as provided by this Agreement.

              (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

              (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         6.2. Rights of the Auction Agent.

              (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized hereby and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Company or by a Broker-Dealer. The Auction Agent may record telephone communications with the Company or with the Broker-Dealers or with both.

              (b) The Auction Agent may consult with counsel of its choice, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. The Auction Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

              (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

         6.3. Auction Agent's Disclaimer.

              The Auction Agent makes no representation as to the validity or the adequacy of this Agreement, the Broker-Dealer Agreements or the Shares.

         6.4. Compensation, Expenses and Indemnification.

              (a) The Company shall pay to the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and under the Broker-Dealer Agreements as shall be set forth in a separate writing signed by the Company and the Auction Agent, subject to adjustments if the Shares no longer are held of record by the Securities Depository or its nominee or if there shall be such other change as shall increase materially the Auction Agent's obligations hereunder or under the Broker-Dealer Agreements.

              (b) The Company shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and of the Broker-Dealer Agreements (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any expense, disbursement or advance attributable to its negligence or bad faith.

              (c) The Company shall indemnify the Auction Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with its agency under this Agreement and under the Broker-Dealer Agreements, including the costs and expenses of defending itself against any claim of liability in connection with its exercise or performance of any of its duties hereunder and thereunder, except such as may result from its negligence or bad faith.

VII.     MISCELLANEOUS.

         7.1. Term of Agreement.

              (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Company may terminate this Agreement at any time by so notifying the Auction Agent, provided that if any Shares remain outstanding the Company shall have entered into an agreement in substantially the form of this Agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon prior notice to the Company on the date specified in such notice, which date shall be no earlier than 60 days after delivery of such notice. If the Auction Agent resigns while any Shares remain outstanding, the Company shall use its best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as this Agreement.

              (b) Except as otherwise provided in this Section 7.1(b), the respective rights and duties of the Company and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Company's representations, warranties, covenants and obligations to the Auction Agent under Articles V and Section 6.4 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall (i) resign as Auction Agent under the Broker-Dealer Agreements, (ii) at the Company's request, deliver promptly to the Company copies of all books and records maintained by it in connection with its duties hereunder, and (iii) at the request of the Company, transfer promptly to the Company or to any successor auction agent any funds deposited by the Company with the Auction Agent (whether in its capacity as Auction Agent or as Paying Agent) pursuant to this Agreement which have not been distributed previously by the Auction Agent in accordance with this Agreement.

         7.2. Communications.

         Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing

(including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

         If to the Company,         SMITHKLINE BEECHAM HOLDINGS CORPORATION
         addressed to:              c/o SmithKline Beecham Corporation
                                    One Franklin Plaza
                                    Philadelphia, Pennsylvania 19101

                                    Attention:  Secretary
                                    Telephone No.:  (215) 751-7633
                                    Telecopier No.: (215) _________

         If to the Auction          CITIBANK, N.A.
         Agent, addressed to:       _____________________
                                    ________________________

                                    Attention: ________________
                                    Telephone No.:  _______________
                                    Telecopier No.: _______________

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Company by a Company Officer and on behalf of the Auction Agent by an Authorized Officer.

         7.3. Entire Agreement.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof, except for agreements relating to the compensation of the Auction Agent.

         7.4. Benefits.

         Nothing herein, express or implied, shall give to any Person, other than the Company, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

         7.5. Amendment; Waiver.

              (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Company shall notify the Auction Agent of any change in the Certificate of Designations prior to the effective date of any such change. If any such change in the Certificate of

         Designations materially increases the Auction Agent's obligations hereunder, the Company shall obtain the written consent to the Auction Agent prior to the effective date of such change.

              (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         7.6. Successors and Assigns.

         This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the Company and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be withheld unreasonably.

         7.7. Severability.

         If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

         7.8. Execution in Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         7.9. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                         SMITHKLINE BEECHAM HOLDINGS CORPORATION

                                         By:  __________________________________
                                         Name:
                                         Title:

                                         CITIBANK N.A.

                                         By:  __________________________________
                                         Name:
                                         Title:

================================================================================


                             AUCTION AGENT AGREEMENT

                                     between

                     SMITHKLINE BEECHAM HOLDINGS CORPORATION

                                       and

                              THE BANK OF NEW YORK

                        Dated as of ______________, 1996

                                   Relating to

               FLEXIBLE MONEY MARKET CUMULATIVE PREFERRED STOCK(R)

                                   ("MMP"(R))

                                Series __________

                                       of

                     SMITHKLINE BEECHAM HOLDINGS CORPORATION


================================================================================

(R) Registered trademark of Lehman Brothers Inc.

                                TABLE OF CONTENTS

I.  DEFINITIONS AND RULES OF CONSTRUCTION

    1.1.     Terms Defined by Reference to
             Certificate of Designations..................................  1
    1.2.     Terms Defined Herein.........................................  2
    1.3.     Rules of Construction........................................  3

II. THE AUCTION

    2.1.     Purpose; Incorporation by Reference of Auction
             Procedures and Settlement Procedures.........................  3
    2.2.     Preparation for Each Auction; Maintenance
             of Registry of Beneficial Owners.............................  4
    2.3.     Auction Schedule.............................................  7
    2.4.     Notice of Auction Results....................................  8
    2.5.     Broker-Dealers...............................................  8
    2.6.     Ownership of Shares and Submission of Bids
             by the Company and its Affiliates............................  9
    2.7.     Access to and Maintenance of Auction Records.................  9

III.THE AUCTION AGENT AS PAYING AGENT

    3.1.     The Paying Agent............................................. 10
    3.2.     The Company's Notices to the Paying Agent.................... 10
    3.3.     The Company to Provide Funds for Dividends and
             Redemptions.................................................. 10
    3.4.     Disbursing Dividends and Redemption Price.................... 11

IV. THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR

    4.1.     Original Issue of Stock Certificates......................... 12
    4.2.     Registration of Transfer or Exchange of Shares............... 12
    4.3.     Removal of Legend............................................ 12
    4.4.     Lost, Stolen or Destroyed Stock Certificates................. 13
    4.5.     Disposition of Canceled Certificates;
             Record Retention............................................. 13
    4.6.     Stock Register............................................... 13
    4.7.     Return of Funds.............................................. 14

V.  REPRESENTATIONS AND WARRANTIES

    5.1.     Representations and Warranties of the Company................ 14
    5.2.     Representations and Warranties of The Bank of New
             York......................................................... 15

VI.  THE AUCTION AGENT

     6.1.     Duties and Responsibilities................................ 15
     6.2.     Rights of the Auction Agent................................ 16
     6.3.     Auction Agent's Disclaimer................................. 16
     6.4.     Compensation, Expenses and Indemnification................. 16

VII. MISCELLANEOUS

     7.1.     Term of Agreement.......................................... 17
     7.2.     Communications............................................. 18
     7.3.     Entire Agreement........................................... 18
     7.4.     Benefits................................................... 18
     7.5.     Amendment; Waiver.......................................... 19
     7.6.     Successors and Assigns..................................... 19
     7.7.     Severability............................................... 19
     7.8.     Execution in Counterparts.................................. 19
     7.9.     Governing Law.............................................. 19

         THIS AUCTION AGENT AGREEMENT, dated as of _____________, 1996, is between SMITHKLINE BEECHAM HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a national banking association.

         The Company proposes to duly authorize and issue up to ______ Shares in _____ Series designated Flexible Money Market Cumulative Preferred Stock(R) ("MMP"), Series __________ (all with no par value and a liquidation preference of $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared)), pursuant to the Company's Certificate of Designations (as defined below). The Series __________ MMP are sometimes referred to together herein as Shares. A separate Auction (as defined below) will be conducted for each Series of Shares. The Company desires that The Bank of New York perform certain duties as agent in connection with each Auction of Shares (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend disbursing agent and redemption agent with respect to the Shares (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Company hereby appoints The Bank of New York as said Auction Agent and Paying Agent in accordance with those terms and conditions (hereinafter generally referred to as the "Auction Agent", except in Sections 3 and 4 below).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and The Bank of New York agree as follows:

I.       DEFINITIONS AND RULES OF CONSTRUCTION.

         1.1. Terms Defined by Reference to Certificate of Designations.

         Capitalized terms not defined herein shall have their respective meanings specified in the Certificate of Designations, including, without limitation, Paragraph 1 and Paragraph 7 thereof, unless the context otherwise requires.


- ----------------------
(R) Registered trademark of Lehman Brothers Inc.

         1.2. Terms Defined Herein.

         As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

              (a) "Agent Member" of any Person shall mean such Person's agent member of the Securities Depository that will act on behalf of a Bidder.

              (b) "Auction" shall have the meaning specified in Section 2.1 hereof.

              (c) "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Company.

              (d) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

              (e) "Certificate of Designations" shall mean the Certificate of Designations of the Company, establishing the powers, preferences and rights of the Shares, filed on _________, 1996 with the Secretary of State of the State of Delaware.

              (f) "Company Officer" shall mean the Chairman and Chief Executive Officer, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Company and every other officer or employee of the Company designated as a "Company Officer" for purposes hereof in a notice from the Company to the Auction Agent.

              (g) "Holder" shall be a holder of record of one or more Shares, listed as such in the stock register maintained by the Paying Agent pursuant to Section 4.6 hereof.

              (h) "Settlement Procedures" shall mean the Settlement Procedures attached as Exhibit A to the Broker-Dealer Agreement.

         1.3. Rules of Construction.

         Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

              (a) Words importing the singular number shall include the plural number and vice versa.

              (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

              (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

              (d) All references herein to a particular time of day shall be to New York City time.

II.      THE AUCTION.

         2.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

              (a) The Certificate of Designations provides that the Applicable Rate on Shares of each Series of Shares, as the case may be, for each Dividend Period therefor after the Initial Dividend Period shall be the rate per annum that the Auction Agent advises results from implementation of the Auction Procedures. The Board of Directors of the Company has adopted a resolution appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures. The Bank of New York hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for the Shares for each Subsequent Dividend Period therefor. Each periodic operation of the procedures set forth in this Section 2 and the Auction Procedures is hereinafter referred to as an "Auction."

              (b) All of the provisions contained in the Auction Procedures and in the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were set forth fully herein.

         2.2. Preparation for Each Auction; Maintenance of Registry of Beneficial Owners.

              (a) Pursuant to Section 2.5 hereof, the Company shall not designate any Person to act as a Broker-Dealer without prior written approval of the Auction Agent (which approval shall not be withheld unreasonably). As of the date hereof, the Company shall provide the Auction Agent with a list of the Broker-Dealers previously approved by the Auction Agent and shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by each such Broker-Dealer. The Auction Agent shall keep such list current and accurate and shall indicate thereon, or on a separate list, the identity of each Existing Holder, if any, whose most recent Order was submitted by a Broker-Dealer on such list and resulted in such Existing Holder continuing to hold or purchasing Shares. Not later than five Business Days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Company shall notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, the Company shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

              (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent shall have given the notice referred to in clause (vii) of Paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

              (c) The provisions contained in Paragraph 2 of the Certificate of Designations concerning Special Dividend Periods and the notification of a Special Dividend Period will be followed by the Company and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

              (d)(i) On each Auction Date, the Auction Agent shall determine the Reference Rate and the Maximum Dividend Rate. If the Reference Rate is not quoted on an interest basis but is quoted on a discount basis, the Auction Agent shall convert the quoted rate to an Interest Equivalent, as set forth in Paragraph 1 of the Certificate of Designations; or, if the rate obtained by the Auction Agent is not quoted on an interest or discount basis, the Auction Agent shall convert the quoted rate to an interest rate after consultation with the Company as to the method of such conversion. Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall notify the Company and the Broker-Dealers of the Reference Rate so determined and of the Maximum Dividend Rate.

                 (ii) If the Reference Rate is the applicable "AA" Composite Commercial Paper Rate and such rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of the applicable "AA" Composite Commercial Paper Rate, the Auction Agent immediately shall notify the Company so that the Company can determine whether to select a Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Company promptly shall advise the Auction Agent of any such selection. If the Company does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, then the rates shall be supplied by the remaining Commercial Paper Dealer or Commercial Paper Dealers.

                 (iii) If, after the date of this Agreement, there is any change in the prevailing rating of the Shares by either Moody's or S&P (or the Substitute Rating Agency or Substitute Rating Agencies), thereby resulting in any change in the corresponding applicable percentage for the Shares, the Company shall notify the Auction Agent in writing of such change in the applicable percentage prior to 9:00 A.M. on the Auction Date for Shares next succeeding such change. The Company shall inform the Auction Agent in writing of the applicable percentage for the Shares on the date of this Agreement. The Auction Agent shall be entitled to rely on the last applicable percentage of which it has received notice from the Company in determining the Maximum Dividend Rate as set forth in Section 2.2(d)(i) hereof.

              (e)(i) The Auction Agent shall maintain a current registry of the Existing Holders of the Shares of each Series of Shares for purposes of each Auction. The Company shall use its best efforts to provide or cause to be provided to the Auction Agent within ten Business Days following the closing of the initial offering of Shares of any Series a list of the initial Existing Holders of such Series of Shares, and the Broker-Dealer of each such Existing Holder through which such Existing Holders purchased such Shares. The Auction Agent may rely upon, as evidence of the identities of the Existing Holders, such list, the results of each Auction and notices from any Existing Holder, the Agent Member of any Existing

         Holder or the Broker-Dealer of any Beneficial Owner with respect to such Existing Holder's transfer of any Shares to another Person.

                 (ii) In the event of any partial Optional Redemption of any Series of Shares, upon notice by the Company to the Auction Agent of such partial Optional Redemption, the Auction Agent promptly shall request the Securities Depository to notify the Auction Agent of the identities of the Agent Members (and the respective numbers of Shares) from the accounts of which Shares have been called for redemption and the person or department at such Agent Member to contact regarding such redemption, and at least two Business Days prior to the Auction Date preceding such Optional Redemption Date, the Auction Agent shall request each Agent Member so identified to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose Shares are to be redeemed) the number of Shares of such Series of Shares of each such Existing Holder, if any, to be redeemed by the Company, provided that the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it is to request such information. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Beneficial Owner as having beneficial ownership of the number of Shares of the Series of Shares shown in the Auction Agent's registry of Existing Holders.

                 (iii) The Auction Agent shall register a transfer of the beneficial ownership of Shares if (A) such transfer is made pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified of such transfer in writing in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreements, by such Existing Holder or by the Broker-Dealer or Agent Member of such Existing Holder. The Auction Agent is not required to accept any notice of transfer, for transfers made either pursuant to clause (A) or clause (B) above, delivered prior to an Auction with respect thereto unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding such Auction Date. The Auction Agent shall rescind a transfer made on the registry of the Existing Holders of any Shares if the Auction Agent has been notified in writing, in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreement, by the Agent Member or the Broker-Dealer of any Person that (i) purchased any Shares that the seller failed to deliver such Shares or (ii) sold any Shares that the purchaser failed to make payment to such Person upon delivery to the purchaser of such Shares, provided that the Auction Agent is not required to accept any such notice delivered prior to an Auction with respect thereto unless it is received by the

         Auction Agent by 3:00 P.M. on the Business Day next preceding such Auction Date.

              (f) The Auction Agent may request that the Broker Dealers, as set forth in Section 3.2(c) of the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are beneficial owners of Shares. The Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any Person other than the relevant Broker-Dealer and the Company, provided that the Auction Agent reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful.

         2.3. Auction Schedule.

         The Auction Agent shall conduct Auctions on each Auction Date in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Company, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

                  Time                                            Event

         By 9:30 A.M.                   Auction Agent advises the Companyand the
                                        Broker-Dealers of the Reference Rate and the Maximum Dividend Rate as set forth in Section 2.2(d)(i) hereof.

         9:30 A.M. - 1:00 P.M.          Auction Agent assembles information
                                        communicated to it by Broker- Dealers as provided in Paragraph 7(c)(i) of the Certificate of Designations. Submission
                                        Deadline is 1:00 P.M.

         Not earlier than               Auction Agent makes determinations
         1:00 P.M.                      pursuant to Paragraph 7(d)(i) of the
                                        Certificate of Designations.

         By approximately               Auction Agent advises the Company of the
         3:00 P.M.                      results of the Auction as provided in
                                        Paragraph 7(d)(ii) of the Certificate of Designations.

                                        Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and Shares allocated as provided in Paragraph 7(e) of the Certificate of Designations.

                                        Auction Agent gives notice of the
                                        Auction results as set forth in Section
                                        2.4 hereof.

         2.4. Notice of Auction Results.

         On each Auction Date, the Auction Agent shall notify each Broker-Dealer of the results of the Auction held on such date by telephone or through the Auction Agent's Auction Processing System as set forth in Paragraph (a) of the Settlement Procedures.

         2.5. Broker-Dealers.

              (a) Not later than 12:00 noon on each Auction Date, the Company shall pay to the Auction Agent in Federal Funds or similar same-day funds an amount in cash equal to (i) in the case of any Auction Date immediately preceding a Regular Dividend Period, the product of (A) a fraction the numerator of which is the number of days in such Regular Dividend Period (calculated by counting the first day of such Regular Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (B) [1/4 of 1%], times (C) $100,000 times (D) the sum of the aggregate number of Outstanding Shares for which the Auction is conducted and (ii) in the case of any Special Dividend Period, the amount determined by mutual consent of the Company and the Broker-Dealers pursuant to Section 3.5 of the Broker-Dealer Agreements. The Auction Agent shall apply such moneys as set forth in Section 3.5 of the Broker-Dealer Agreements and shall thereafter remit to the Company any remaining funds paid to the Auction Agent pursuant to this
         Section 2.5(a).

              (b) The Company shall not designate any Person to act as a Broker-Dealer, or permit an Existing Holders or a Potential Holder to participate in Auctions through any Person other than a Broker-Dealer, without the prior written approval of the Auction Agent, which approval shall not be withheld unreasonably. The Company may designate Lehman Brothers Inc. to act as Broker-Dealers.

              (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Company.

              (d) Subject to Section 2.5(b) hereof, the Auction Agent from time to time shall enter into such Broker-Dealer Agreements as the Company shall request.

              (e) The Auction Agent shall maintain a list of Broker-Dealers.

         2.6. Ownership of Shares and Submission of Bids by the Company and its Affiliates.

         Neither the Company nor any Affiliate may submit any Sell Order or Bid, directly or indirectly, in any Auction. The Company shall notify the Auction Agent if the Company or, to the best of the Company's knowledge, any Affiliate becomes a Beneficial Owner of any Shares. Any Shares redeemed, purchased or otherwise acquired (i) by the Company shall not be reissued, except in accordance with the requirements of the Securities Act or (ii) by its Affiliates shall not be transferred (other than to the Company). The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

         2.7. Access to and Maintenance of Auction Records.

         The Auction Agent shall afford to the Company, its agents, independent public accountants and counsel, access at reasonable times during normal business hours to review and make extracts or copies (at the Company's sole cost and expense) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant or counsel shall furnish the Auction Agent with a letter from the Company requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of two years after such Auction (unless requested by the Company to maintain such records for such longer period not in excess of four years, then for such longer period), and such records, in reasonable detail, shall accurately and fairly reflect the actions taken by the Auction Agent hereunder. The Company agrees to keep confidential any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction, and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.7, provided that the Company reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or
(ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to the Company. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, provided that such agent, accountant or counsel may reserve the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to such agent, accountant or counsel.

III.     THE AUCTION AGENT AS PAYING AGENT.

         3.1. The Paying Agent.

         The Board of Directors of the Company has adopted a resolution appointing The Bank of New York as transfer agent, registrar, dividend disbursing agent and redemption agent for the Company in connection with any Shares (in such capacity, the "Paying Agent"). The Bank of New York hereby accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Certificate of Designations which are specified herein with respect to the Shares and as set forth in this Article III.

         3.2. The Company's Notices to the Paying Agent.

         Whenever any Shares are to be redeemed pursuant to a Mandatory Redemption or an Optional Redemption, as the case may be, the Company promptly shall deliver to the Paying Agent a Notice of Redemption, which will be mailed by the Company to each Holder at least five Business Days prior to the date such Notice of Redemption is required to be mailed pursuant to the Certificate of Designations. The Paying Agent shall have no responsibility to confirm or verify the accuracy of any such Notice of Redemption.

         3.3. The Company to Provide Funds for Dividends and Redemptions.

              (a) Not later than noon on the Business Day immediately prior to each Dividend Payment Date, the Company shall deposit with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds equal to the declared dividends to be paid to Holders on such Dividend Payment Date, and shall give the Paying Agent irrevocable instructions to apply such funds to the payment of such dividends on such Dividend Payment Date.

              (b) If the Company shall give a Notice of Redemption, then by noon of the Business Day immediately prior to the Mandatory Redemption Date or the Optional Redemption Date, as the case may be, the Company shall deposit in trust with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds sufficient to redeem such Shares called for redemption and shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of Shares called for redemption upon surrender of the certificate or certificates therefor, if any.

              (c) If the Company should deposit funds with the Auction Agent for the purposes set forth in (a) or (b) of this Section 3.3 on the Business Day immediately preceding the applicable Dividend Payment Date or date fixed for redemption, and such funds are immediately available funds, the Company may direct the Auction Agent to invest the funds so deposited, and if so directed, such directions shall be given prior to such deposit, in short-term money market instruments specified in writing by the Company which mature on or before the opening of business on such Dividend Payment Date or day fixed for redemption, as the case may be, provided that the proceeds of such overnight investments will be available at the opening of business on the Dividend Payment Date or date fixed for redemption, as the case may be. The investments made pursuant to the foregoing sentence are solely for the account and at the risk of the Company, and the Auction Agent shall not be liable or responsible for any loss, in whole or in part, resulting from such investments. Upon the request of the Company, the Auction Agent shall transmit any interest received on such investments to the Company that is not applied on a Dividend Payment Date or a date fixed for redemption.

         3.4. Disbursing Dividends and Redemption Price.

         After receipt of the Federal Funds or similar same-day funds and instructions from the Company described in Sections 3.3(a) and (b) above, the Paying Agent shall pay to the Holders (or former Holders) entitled thereto (i) on each corresponding Dividend Payment Date, dividends on the Shares and (ii) on any date fixed for redemption, the redemption price of any Shares called for redemption. The amount of dividends for any Dividend Period to be paid by the Paying Agent to Holders will be determined by the Company as set forth in Paragraph 2 of the Certificate of Designations. The redemption price to be paid by the Paying Agent to the Holders of any Shares called for redemption will be determined as set forth in Paragraph 4 of the Certificate of Designations. The Company shall notify the Paying Agent in writing of a decision to redeem any Shares on or prior to the date specified in Section 3.2 above, and such notice by the Company to the Paying Agent shall contain the information required to be stated in a Notice of Redemption required to be mailed by the Company to such Holders. The Paying Agent shall have no duty to determine the redemption price and may rely on the amount thereof set forth in a Notice of Redemption.

IV.      THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR.

         4.1. Original Issue of Stock Certificates.

         On the Date of Original Issue for any share of Shares, one or more certificates for each Series of Shares shall be issued by the Company and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent. The Company will give the Auction Agent prior written notice and instruction as to the issuance and redemption of Shares.

         4.2. Registration of Transfer or Exchange of Shares.

         Except as provided in this Section 4.2, the Shares shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Company shall not have selected a substitute Securities Depository acceptable to the Paying Agent prior to such resignation, then upon such resignation, the Shares of each Series of Shares, at the Company's request, may be registered for transfer or exchange, and new certificates thereupon shall be issued in the name of the designated transferee or transferees, upon surrender of the old certificate in form deemed by the Paying Agent properly endorsed for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form as the Paying Agent may require by a guarantor reasonably believed by the Paying Agent to be responsible, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes in connection with any registration of transfer or exchange or funds necessary for the payment of such taxes. If the certificate or certificates for Shares are not held by the Securities Depository or its nominee, payments upon transfer of Shares in an Auction shall be made in Federal Funds or similar same-day funds to the Auction Agent against delivery of certificates therefor.

         4.3. Removal of Legend.

         Any request for removal of a legend indicating a restriction on transfer from a certificate evidencing Shares shall be accompanied by an opinion of counsel stating that such legend may be removed and such Shares may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from a Company Officer authorizing the Paying Agent to remove the legend on the basis of said opinion.

         4.4. Lost, Stolen or Destroyed Stock Certificates.

         The Paying Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Company and by the Paying Agent, subject at all times to provisions of law, the By-Laws of the Company governing such matters and resolutions adopted by the Company with respect to lost, stolen or destroyed securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Company to the Paying Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Company to the Paying Agent that such issuance will comply with provisions of applicable law and the By-Laws and resolutions of the Company.

         4.5. Disposition of Canceled Certificates; Record Retention.

         The Paying Agent shall retain stock certificates which have been canceled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Commission for two calendar years from the date of such cancellation. The Paying Agent, upon written request by the Company, shall afford to the Company, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Company's sole cost and expense) of such certificates and accompanying documentation. Upon request by the Company at any time after the expiration of this two-year period, the Paying Agent shall deliver to the Company the canceled certificates and accompanying documentation. The Company, at its expense, shall retain such records for a minimum additional period of four calendar years from the date of delivery of the records to the Company and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the Commission. The Company also shall undertake to furnish to the Commission, upon demand, either at their principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter, such records shall not be destroyed by the Company without the approval of the Paying Agent, which approval shall not be withheld unreasonably, but will be safely stored for possible future reference.

         4.6. Stock Register.

         The Paying Agent shall maintain the stock register, which shall contain a list of the Holders, the number of Shares held by each Holder and the address of each Holder. The Paying Agent shall record in the stock register any change of address of a Holder upon notice by such Holder. In case of any written request or demand for the inspection of the stock register or any other books of the Company in the possession of the Paying Agent, the Paying Agent will notify the Company and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the stock register or other records to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Company shall have offered indemnification satisfactory to the Paying Agent.

         4.7. Return of Funds.

         Any funds deposited with the Paying Agent by the Company for any reason under this Agreement, including for the payment of dividends or the redemption of Shares of any Series of Shares, that remain with the Paying Agent after 12 months shall be repaid to the Company upon written request by the Company.

V.       REPRESENTATIONS AND WARRANTIES.

         5.1. Representations and Warranties of the Company.

         The Company represents and warrants to the Auction Agent that:

                 (i) the Company is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has full power to execute and deliver this Agreement and to authorize, create and issue the Shares;

                 (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to such enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

                 (iii) the forms of the certificates evidencing the Shares of each Series of Shares comply with all applicable laws of the State of Delaware;

                 (iv) the Shares of each Series of Shares have been duly and validly authorized by the Company and, upon completion of the initial sale of the Shares of such Series of Shares and receipt of payment therefor, will be validly issued, fully paid and nonassessable;

                 (v) at the time of the offering of the Shares of each Series of Shares, the Shares offered will be registered under the Securities Act, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or will be required in connection with the issuance of the Shares, except such action as required by applicable state securities or insurance laws, all of which action will have been taken;

                 (vi) the execution and delivery of this Agreement and the issuance and delivery of the Shares of each Series of Shares do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Charter or the By-Laws of the Company, any law or regulation applicable to the Company, any order or decree of any court or public authority having jurisdiction over the Company, or any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound; and

                 (vii) no taxes are payable upon or in respect of the execution of this Agreement or will be payable upon or in respect of the issuance of the Shares of each Series of Shares.

         5.2. Representations and Warranties of The Bank of New York

         The Bank of New York represents and warrants to the Company that The Bank of New York is duly organized and is validly existing as a national banking association in good standing under the laws of the United States, and has the corporate power to enter into and perform its obligations under this Agreement.

VI.      THE AUCTION AGENT.

         6.1. Duties and Responsibilities.

              (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any Person except as provided by this Agreement.

              (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

              (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         6.2. Rights of the Auction Agent.

              (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized hereby and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Company or by a Broker-Dealer. The Auction Agent may record telephone communications with the Company or with the Broker-Dealers or with both.

              (b) The Auction Agent may consult with counsel of its choice, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. The Auction Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

              (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

         6.3. Auction Agent's Disclaimer.

         The Auction Agent makes no representation as to the validity or the adequacy of this Agreement, the Broker-Dealer Agreements, the Certificate of Designations or the Shares.

         6.4. Compensation, Expenses and Indemnification.

              (a) The Company shall pay to the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and under the Broker-Dealer Agreements as shall be set forth in a separate writing signed by the Company and the Auction Agent, subject to adjustments if the Shares no longer are held of record by the Securities Depository or its nominee or if there shall be such other change as shall increase materially the Auction Agent's obligations hereunder or under the Broker-Dealer Agreements.

              (b) The Company shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and of the Broker-Dealer Agreements (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any expense, disbursement or advance attributable to its negligence or bad faith.

              (c) The Company shall indemnify the Auction Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with its agency under this Agreement and under the Broker-Dealer Agreements, including the costs and expenses of defending itself against any claim of liability in connection with its exercise or performance of any of its duties hereunder and thereunder, except such as may result from its negligence or bad faith.

VII.     MISCELLANEOUS.

         7.1. Term of Agreement.

              (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Company may terminate this Agreement at any time by so notifying the Auction Agent, provided that if any Shares remain outstanding the Company shall have entered into an agreement in substantially the form of this Agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon prior notice to the Company on the date specified in such notice, which date shall be no earlier than 60 days after delivery of such notice. If the Auction Agent resigns while any Shares remain outstanding, the Company shall use its best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as this Agreement.

              (b) Except as otherwise provided in this Section 7.1(b), the respective rights and duties of the Company and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Company's representations, warranties, covenants and obligations to the Auction Agent under Articles V and Section 6.4 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall (i) resign as Auction Agent under the Broker-Dealer Agreements, (ii) at the Company's request, deliver promptly to the Company copies of all books and records maintained by it in connection with its duties hereunder, and (iii) at the request of the Company, transfer promptly to the Company or to any successor auction agent any

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
         funds deposited by the Company with the Auction Agent (whether in its capacity as Auction Agent or as Paying Agent) pursuant to this Agreement which have not been distributed previously by the Auction Agent in accordance with this Agreement.

         7.2. Communications.

         Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

         If to the Company,              SMITHKLINE BEECHAM HOLDINGS CORPORATION
         addressed to:                   c/o SmithKline Beecham Corporation
                                         One Franklin Plaza
                                         Philadelphia, Pennsylvania 19101

                                         Attention:  Secretary
                                         Telephone No.:  (215) 751-7633
                                         Telecopier No.: (215) _________

         If to the Auction               THE BANK OF NEW YORK
         Agent, addressed to:            _____________________
                                         ________________________

                                         Attention: ________________
                                         Telephone No.:  _______________
                                         Telecopier No.: _______________

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Company by a Company Officer and on behalf of the Auction Agent by an Authorized Officer.

         7.3. Entire Agreement.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof, except for agreements relating to the compensation of the Auction Agent.

         7.4. Benefits.

         Nothing herein, express or implied, shall give to any Person, other than the Company, the Auction Agent and their respective

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
successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

         7.5. Amendment; Waiver.

              (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Company shall notify the Auction Agent of any change in the Certificate of Designations prior to the effective date of any such change. If any such change in the Certificate of Designations materially increases the Auction Agent's obligations hereunder, the Company shall obtain the written consent to the Auction Agent prior to the effective date of such change.

              (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         7.6. Successors and Assigns.

         This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the Company and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be withheld unreasonably.

         7.7. Severability.

         If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

         7.8. Execution in Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         7.9. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                    SMITHKLINE BEECHAM HOLDINGS CORPORATION

                                    By:  _______________________________
                                    Name:

                                    Title:

                                    THE BANK OF NEW YORK

                                    By:  _______________________________
                                    Name:

                                    Title:

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